EXHIBIT 10.14c

AMENDING AGREEMENT
THIS AGREEMENT made as of the 8th day of May, 2014,
B E T W E E N:
AUTOMOTIVE FINANCE CANADA INC.,
a corporation incorporated under the laws of the Province of Ontario,
(hereinafter called the "Seller" and the "Servicer"),
- and -
KAR AUCTION SERVICES, INC.,
a corporation incorporated under the laws of Delaware,
(hereinafter called "KAR"),
- and -
BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada licensed to carry on business as a trustee in each of the provinces of Canada, in its capacity as trustee of PRECISION TRUST, a trust established pursuant to the laws of the Province of Ontario, without personal liability, as purchaser,
(in such capacity, hereinafter called the "Trust").
WHEREAS the Seller, KAR and the Trust entered into a second amended and restated receivables purchase agreement dated as of June 28, 2013, as amended pursuant to an amending agreement between the Seller, KAR and the Trust dated as of November 22, 2013 (as amended, the "RPA");
AND WHEREAS, in accordance with the terms of Section 10.4 of the RPA, the Seller, KAR and the Trust wish to amend the RPA in the manner set out in this amending agreement (the "Agreement");
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

1.1	All words and expressions defined in the RPA and not otherwise defined in this Agreement (including the recitals hereto) shall have the respective meanings given to them in the RPA.

2.	Amendments to the RPA

2.1	Section 1.1 of the RPA is hereby amended as follows:

(a)	the defined term "KAR Credit Facility" is hereby amended by deleting in its entirety and substituting therefor the following:
""KAR Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of March 11, 2014, by and among KAR Auction Services, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time;"; and

(b)	the defined term "KAR Financial Covenant" is hereby amended by deleting in its entirety and substituting therefor the following:
"KAR Financial Covenant" means the financial covenant regarding KAR's maximum consolidated senior secured leverage ratio as set forth in Section 8.1 of the KAR Credit Facility. Such covenant (including all defined terms incorporated therein) will survive the termination of the KAR Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Trust; provided, however, that as long as KAR's senior secured debt shall be rated at least "BBB- (stable)" by S&P and at least "Baa3 (stable)" by Moody's, the financial covenant will conform with the financial covenants required by KAR's Credit Facility or any replacement facility without the consent of the Trust;".

3.	Other Documents

3.1
Any reference to the RPA made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the RPA as amended, extended, modified, renewed or supplemented from time to time, unless the context otherwise requires.

4.	Miscellaneous

4.1
As amended by this Agreement, the RPA is in all respects ratified and confirmed and continues in full force and effect, and the RPA as amended by this Agreement shall be read, taken and construed as one and the same instrument.

4.2	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

4.3	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when, taken together, shall constitute one and the same instrument.

4.4	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, as of the date first written above.

AUTOMOTIVE FINANCE CANADA INC.

By:	/s/ John C. Hammer
Name: John C. Hammer Title: President

KAR AUCTION SERVICES, INC.

By:	/s/ Eric M. Loughmiller
Name: Eric M. Loughmiller Title: Executive V.P. & CFO
By:
Name: Title:

BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, without personal liability, by its Securitization Agent BMO NESBITT BURNS INC.

By:	/s/ John Vidinovski
Name: John Vidinovski Title: Managing Director
By:	/s/ Kevin Brown
Name: Kevin Brown Title: Director